EXHIBIT 99.1

IMPERIAL INDUSTRIES, INC.

Moderator: Danny Ponce

March 3, 2007

8:00 am CT

Coordinator:

Thank you for standing by. At this time all participants are in a listen-only mode. After the presentation, we will conduct a question and answer session. To ask a question, please press star 1.

This conference is being recorded. If you have any objections, you may disconnect at this time.

I will now turn it over to Mr. Danny Ponce. Sir, you may begin.

Daniel Ponce:

Good morning and thank you. Good morning. I’d like to welcome everyone to Imperial Industries Investor Conference Call.

The purpose of this conference call is to discuss recent corporate developments relative to last Friday’s year end and fourth quarter 2006 earnings release.

The year end and fourth quarter results were released on Friday, March 30, 2007 after the market closed. If for some reason you do not have a copy of the news release, you may obtain a copy from the Company’s website, www.imperialindustries.com.

In addition, the Company refers you to its most recent Form 10-K filed with the Securities and Exchange Commission on March 30, 2007, for a more in-depth discussion of matters related to the Company’s financial performance for last year and the three months ended December 31, 2006.

On the call today you have myself, Daniel Ponce, Chairman of the Board, as well as our Company’s Executive Vice President, Chief Operating Officer, Howard L. Ehler, and Steven Healy, our Company’s Chief Financial Officer.

I will provide a brief overview of the Company and then we’ll turn it over to Mr. Ehler and Mr. Healy to discuss specific results. Following our remarks, we will entertain any questions you might have.

Before we get started, I’d like to remind you that this conference call may contain forward-looking statements regarding future events or future financial performance of the Company, including and without limitation, growth opportunities and other statements that refer to the Company’s plans, prospects, expectations, strategies, intentions and beliefs.

These forward-looking statements are based upon the information available to the Company’s management as of today and the Company assumes no obligation to update these statements as circumstances arise.

The Company’s future performance involves many risks, uncertainties and assumption that are difficult to predict. The Company’s actual results may vary.

Please refer to the cautionary statements regarding such matters including the Company’s most recent Form 10-K and our other public filings filed with the Securities and Exchange Commission.

At this time I would like to provide a brief statement regarding the Company’s performance and then turn the discussion over to Mr. Ehler and Mr. Healy.

As a manufacturer and distributor of building products, our Company, similar to many other companies in the construction industry, experienced a significant reduction in demand in the last half of the year 2006.

In spite of these market conditions, we remained profitable.

Demand for the Company’s products in the hurricane damaged Southeastern United States Gulf Coast region is expected to remain strong for the foreseeable future as rebuilding efforts continue.

In addition, demand for certain of the Company’s manufactured products sold in the Florida repair and renovation markets is also expected to remain strong.

As we enter 2007, with the construction industry in transition, we continue to pursue our growth strategy by opening new distribution facilities in the Brooksville and Ocala, Florida markets which we believe have favorable long-term growth prospects. We also have recently closed two under-performing distribution facilities.

Management’s objective is to continue positioning the Company for long-term growth as the housing industry undergoes its cyclical correction.

Now I’d like to turn the discussion over to Howard Ehler so he can discuss the actual financial performance of the company for the fiscal year 2006.

Howard?

Howard Ehler:

Thank you Danny. I would like to briefly provide the financial highlights for the year and fourth quarter ended December, 31, 2006.

Net sales for the year ended December 31, 2006, were $75,548,000, compared to $72,254,000 in 2005, an increase of 4.6%.

For the year ended December 31, 2006, the company generated net income of $2,898,000, or $1.14 per diluted share, compared to $3,413,000, or $1.34 per diluted share for 2005.

Net sales for the fourth quarter of 2006 were $17,063,000, compared to $20,151,000 for the same period in 2005, a decrease of 15.3%.

Net income for the fourth quarter 2006 was $207,000, or $.08 cents per diluted share, compared to $732,000, or $.28 cents per diluted share, for the prior year period.

The year and fourth quarter 2006 results reflect a reduction in industry demand for the Company’s products principally because of the significant reduction in residential building activity in Florida subsequent to the second quarter of the year.

The operating results for 2005 benefited from a more favorable business climate and strong demand for Company products.

Daniel Ponce:

I’d like to express our appreciation for the continued support of our shareholders, customers, vendors and employees.

At this time we’ll open the call up to your questions. Please limit yourself to one question at a time so that each person on the line who would like to ask a question will have an opportunity to do so.

After we get done answering the first round of questions, if we have the time, we’ll be glad to take other questions.

In order to ask questions, callers are asked to hit star 1 on your phone and you’ll be queued up and advised when to speak. Time permitting, again, we will offer follow-up questions. Thank you for participating with us this morning.

Any questions?

Coordinator:

Once again, if you would like to ask a question press star 1.

Our first question comes from (Kenneth Butler), private investor. You may ask your question.

(Kenneth Butler):

Yeah, hello. My name is (Ken Butler) and the question I have is it seems like your stock is parallel of the weather patterns, especially hurricane activity in the summer.

I’m just wondering if there is another poor - weak hurricane season, is that going to adversely affect your stock more or do you feel that you have contingency plans where if there is good weather that you’ll be able to still be profitable?

Daniel Ponce:

(Ken), that’s sort of what’s God got in store for us kind of a question. We don’t know what the hurricane season is going to be and we certainly are hopeful that for the sake of the citizens of our country and the Southeastern United States where we principally do business that it’s always a mild hurricane season.

Our Company has never been built on the premise that we only make money because of hurricanes.

If you look at our 10-K, and I’d encourage you to read the Management’s Discussion and Analysis section, a large part of what we do in Florida and other parts of the Southeast have got very little to do with hurricanes.

But there is no question when hurricanes do hit, it brings us a big bump-up in our business and our revenues. Our sustained ability over the last four years of the Company, if you look at our growth, a lot of that is not based on hurricanes.

So there is no question hurricane seasons, no question an active hurricane season in the Southeastern US can help us, just like there’s no question that not having one perhaps is not a positive effect, but we don’t look to that as our business model.

If you sat around waiting for hurricanes to hit, you’d be sitting in a room somewhere trying to base plans on disaster planning and that’s not our business.

So it’s really the building, construction, materials, manufacturing, distribution, supply of it, and to be able to have our Company prosper and take advantage of whatever opportunities are out there.

(Kenneth Butler):

Do you feel the opportunities are going to be such that even if there is a mild hurricane season you’re still going to be a profitable enterprise?

Daniel Ponce:

(Ken), I think you’ve got to layer into your question what’s going on in the construction industry in the United States. It has nothing to do with hurricanes.

(Kenneth Butler):

Right.

Daniel Ponce:

So we remained profitable in Q4, which is all we can talk about, while a lot of other companies were not profitable, and obviously there were no hurricanes in Q4.

So we absolutely will manage our Company as well as we possibly can. We’re very proud of what our management has done and our employees and we’ve continued to remain profitable through Q4 and that’s our goal.

(Ken), thank you for your question.

(Kenneth Butler):

Thank you.

Coordinator:

John McDonald, JHM Enterprises. You may ask your question.

John McDonald:

I’m a relatively new shareholder, but I have a few questions because you were good enough to send me the business strategy report.

And I would like you to walk through the business strategy talking about distributions expansions, strategic alliances, product line extensions, and whatever else you want to talk about because we’re in a cyclical, less favorable time at the moment, but that, too, will change, and I’m more interested in these long-term strategic growth plans and how we’re moving along on each front.

Daniel Ponce:

Mr. McDonald, number 1, I don’t know what report you’re referring to that you say you have.

Howard Ehler:

Danny, Mr. McDonald had spoken to one of our directors, in turn we shared some information with him talking about in general what we disclosed in our Form 10-K regarding our plan to move forward opening additional distributions locations, as well as expanding our manufacturing capabilities at our two manufacturing facilities.

John McDonald:

I can be more specific, if it will help you.

Daniel Ponce:

Sure. Go ahead. Mr. McDonald, limit yourself to one question because there are others that would like to ask questions. We’ll answer your first one and we’ll get to some others if we get a chance, okay?

John McDonald:

Fair enough. First one under Enhancement of Manufacturing Distribution Capabilities, I’m interested to know about the completion of the upgrading and expanding production capacity at Pompano Beach and what is your plan for increasing Company owned manufacturing, etc?

Daniel Ponce:

Okay, well, that’s a couple part question. Let’s try to cut it into one question and answer it. Howard, why don’t you talk about what we’ve done in Pompano?

Howard Ehler:

Sure. What we’re doing is we’ve been able to operate from our Pompano facility, which basically was a move in 1998 from our facilities in Miami. And at that time, we had a somewhat limited market in the South Florida area based predominantly on the production of our roof tile mortar product line.

And we’ve been using some of the equipment that we had transferred to that particular plant. We’re now evaluating the benefit of adding some additional equipment to that facility to become more automated and also give us the opportunity to broaden our product line as we see market conditions improve.

And that’s basically what we’re talking about for the Pompano facility.

John McDonald:

Okay.

Howard Ehler:

At this point in time, that project is under evaluation and we’re currently getting bids on equipment to see at what point in time it might be advantageous to pull the trigger on that project.

Daniel Ponce:

Mr. McDonald, just to supplement that, as to our other manufacturing facility up in the Orlando, Florida area, we expended over the last two years approximately $2 million in expanding and modernizing that facility and brought it really up to snuff for what it needed to do right now.

So our capabilities have dramatically been enhanced over the last 24 months - 36 months at both facilities and hopefully that answers your question.

John McDonald:

Thank you.

Daniel Ponce:

Okay. Next question, please.

Coordinator:

(Dan Lubitz) from Trident Partner. You may ask your question.

(Dan Lubitz):

Hi guys, how are you?

Daniel Ponce:

Good morning. How are you?

(Dan Lubitz):

Good. Thanks for asking. In looking over obviously the balance sheet and the fundamentals of the company, we’re looking pretty solid 1-1/2 times book, a PE under 10, and the stock is pretty much the cheapest I’ve seen, if I remember going back to March, or May of ‘05.

My question for you guys is actually a maybe two-part question, but my question is, if any, would you guys consider a stock buy-back program by the Company, and being the institutional ownership is only 9%, how are you looking to increase that number to obviously help limit the volatility in the stock.

Daniel Ponce:

Steve, let’s try and answer those and Howard you jump in here.

Howard Ehler:

Absolutely.

Daniel Ponce:

The first part of your question, the stock is what the stock is and that’s what the market place is all about. That’s what NASDAQ is all about and there is no question the stock is a lower number than it was a year ago at that point in time.

But we’re really happy with what’s happened here in the last few days as we announced the earnings on Friday that our stock has remained pretty much the same which basically tells us that the market is already wrung out of it what they’re going to wring out of it based on what the economic conditions are.

One thing that I want to make very clear on the call here is that we are performing at a very high level of the Company. We’re not sitting on our hands with the economy doing what it’s doing in Florida and just saying, oh, my God.

We’ve opened up two new facilities, as I said earlier, in the Ocala area and Wildwood. Those are great growth potential markets for us. And we’ll continue to explore other areas where we can open up our business as new businesses. We closed two unprofitable facilities. They were smaller facilities, but we closed them nevertheless.

So we’re continuing to fine tune and execute our strategy, which is a growth strategy for the future and when those opportunities come along, as we’re obviously a public Company, we’re obviously a strong Company in our industry.

There’s a lot of smaller businesses out there that are really not weathering the storm very well and we see some opportunities down the road for some of these conversations.

As the second part of your question as far as the stock buy-back program. We’re not engaged in one and we haven’t implemented one. Have we talked about it? Yes, we have, but we have not prepared anything, nor do we contemplate doing it any time soon.

(Dan Lubitz):

Okay.

Daniel Ponce:

The last part of your question is that I think with option -

(Dan Lubitz):

No, institutional ownership.

Daniel Ponce:

Institutional ownership would be 9%, I’ll tell, private is 9% because two years ago it was nothing. So we’d like to get up to 15%-20%, if we can.

Howard and I certainly are on the road sometimes talking to institutions. We welcome institutional investors to come visit with us, if they’d like to. We certainly will share with them what we’re lawfully allowed to share and we encourage those conversations.

We had some meetings last week with some folks to talk about stuff.

(Dan Lubitz):

Okay.

Daniel Ponce:

So we continue to put a lot of energy into that area. A lot of companies, especially smaller companies will spend way too much money and waste too much of their executive time worrying about running around New York and Los Angeles talking to institutions rather than executing the business plan and letting the market place take care of itself, but we don’t do that.

Howard L. Ehler:

And another little follow-up on that is when we do speak with some of these institutions, a number of people point to - they’re looking for more seasoning on our part and to track the Company’s performance a little while before they get comfortable with us.

We only recently in May of 2005 became a NASDAQ Company. So we had no visibility until that point in time. So it’s a process that we have to continue to perform and they monitor our progress and get comfortable with the Company and its accomplishments.

(Dan Lubitz):

Excellent.

Daniel Ponce:

With four consecutive profitable years and 15 consecutive quarters, we got some folks paying attention to us. But that was a good question. Thank you.

(Dan Lubitz):

Thank you.

Coordinator:

John McDonald, JHM Enterprises. You may ask your question.

Daniel Ponce:

Good morning John.

John McDonald:

Hey, how are you? How about bringing us up to date on this important conversion technology implementation expected to be completed by September, ‘07?

Daniel Ponce:

Howard?

Howard Ehler:

I’ll let Steve jump in here. This is Steve Healy, our Chief Financial Officer, and he’s been spearheading this project.

Steven Healy:

We’re about in the middle of the conversion of all accounting systems to the new system. We’re rolling out the distribution facilities at this time and we’ll begin rolling out the manufacturing plants in the second or third quarter of the year.

John McDonald:

Is it on track, do you think?

Steven Healy:

We’re a little behind schedule based on our estimates in early 2006, but the conversion is going well and we expect to be complete by the end of 2007.

John McDonald:

And what will be the economic benefit of that? Can you measure it?

Steven Healy:

It’s not really easy to measure. It will definitely give our managers more information for purchasing decisions and working with the customers.

It will enable us to monitor our receivables more accurately so we collect the cash quicker and to maintain our purchasing so that we take advantage of all discounts available from the vendors.

Howard Ehler:

Yeah, the big item that we’re going to get here is the ability to better manage our inventories at different locations. We have 12 distribution facilities and at this point in time, it’s difficult sometimes to try to transfer inventory that may be slower moving in one area we can slide into another market.

And that, as well as helping in pricing decisions, being more on top of the market from pricing changes, particularly in volatile markets, and just better inventory management and better turns on inventory, which in the distribution business, your turnover inventory and the collection receivables is basically 85%-90% of your business.

So it’s an intangible. To measure at this point in time what that benefit is going to be, and we know it’s a burden right now to go through this transition and make the change, but it’s something we’re very confident is going to pay big dividends to us as we get into next year.

And in the Form 10-K, we do mention this is a project that we hope to have completed by the end of the year 2007.

John McDonald:

Good response and thank you.

Daniel Ponce:

You’re welcome. Thank you for the question.

Coordinator:

(Paul Habibi), private investor. You may ask your question.

(Paul Habibi):

Yes, good morning. Thanks for taking my call.

Daniel Ponce:

Good morning (Paul).

(Paul Habibi):

I was wondering if you could speak to the margins at all. I know this quarter revenue was similar to I believe the third quarter and yet the earnings are a little lower.

I was wondering if you could expound on that and maybe give us any indication of how that would be in the future. Thank you.

Daniel Ponce:

Howard, Steve, handle it as best you can, but again, we do not give forward-looking guidance on margins. But do the best you can with the question.

Howard Ehler:

Sure. Let me try to answer the question. Our manufacturing business represents about 20-25% of our total sales. And in the manufacturing business, which is similar to our distribution business but in the case of margins, the manufacturing expenses are pretty much fixed from a standpoint of different varying levels of production.

And with that being said, since manufacturing expenses are a component of cost of sales, volume can fluctuate based on fluctuations on the sale of manufactured products.

So that has some bearing when you look at quarter to quarter margin comparisons, as well as the fact that we’re in a market at the moment, which is as what we talked about earlier there’s been a decline in demand.

And in a period of declining demand, you do have margin pressure in order to retain customers, and in newer locations, we’re attempting to build market share. So we may have made a decision in order to build market share, we’re a little aggressive at some of these newer facilities on promoting our product and getting established and building brand identity for several of our product lines in those particular markets.

But any one quarter it’s very difficult to draw any conclusions on margins on a quarterly basis.

I hope I’ve answered your question. That’s a very - it’s a good question, and it’s something, again, on a quarter-to-quarter basis it’s very difficult to get your arms around because of varying product mix in our different locations. And what the relative strengths are in different markets are, as well.

So that’s a difficult question to really get your arms around.

(Paul Habibi):

Sure, but actually that answer was great. Thank you very much.

Howard Ehler:

You’re welcome.

Coordinator:

Once again, if you would like to ask a question press star 1.

Daniel Ponce:

Okay, any other questions?

Coordinator:

At this time there are no further questions.

Daniel Ponce:

Okay. Then we’ll terminate the call. Thank you so much. We really appreciate your involvement in our Company.

I’d really like to thank our management, our Board of Directors, our employees for all their hard work and dedication and these accomplishments made 2006 such a success.

Also, I want to thank our shareholders for your continued support and interest in our Company.

Thank you very much, and have a good day.

Howard Ehler:

Thank you.

Steven Healy:

Thank you.

Coordinator:

This concludes today’s conference. Thank you for attending.

END